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                                  EXHIBIT 21

                      SUBSIDIARIES OF FIRST CAPITAL, INC.
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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT



Parent
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First Capital, Inc.

                             Percentage                     Jurisdiction or
Subsidiaries (a)             of Ownership                State of Incorporation
----------------             ------------                ----------------------


First Federal Bank,              100%                        United States
A Federal Savings Bank (1)

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(1)  Upon consummation of the conversion, First Federal Bank, A Federal Savings
     Bank will become a wholly-owned subsidiary of the Registrant.